Exhibit 99.1

For information, contact:
Media	-	Susan Moore, 281-836-7398
Investors	-	David Oatman, 281-836-7035
	-	David Miller, 281-836-7895

Exterran Partners Increases Credit Facility to $1.05 Billion

HOUSTON, Feb. 5, 2015 - Exterran Partners, L.P. (NASDAQ: EXLP) today announced the execution of an amendment to its Senior Secured Credit Facility which, among other things, gives effect to revolving credit commitments from three new lenders and increases the revolving credit commitments of certain of its existing lenders.  These commitments collectively increase the borrowing capacity under the revolving credit facility by $250 million to $900 million. The amended credit facility, which matures in May 2018, also includes a $150 million term loan facility.

“We are pleased to increase the borrowing capacity of our amended credit facility and appreciate the support of existing and new lenders,” said David Miller, Senior Vice President and Chief Financial Officer of Exterran Partners. “The amended credit facility provides additional liquidity as we continue to pursue industry growth opportunities.”

The syndicate of 21 banks is led by Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Book Runner, Wells Fargo Bank, N.A., as Administrative Agent and Credit Agricole Corporate and Investment Bank, JP Morgan Securities, LLC, RBC Capital Markets and RBS Securities Inc. as Joint Lead Arrangers and Joint Book Runners.

About Exterran Partners

Exterran Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States.  Exterran Holdings, Inc. (NYSE: EXH) owns an equity interest in Exterran Partners, including all of the general partner interest.  For more information, visit www.exterran.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Partners’ financial and operational strategies and ability to successfully effect those strategies; Exterran Partners’ expectations regarding future economic and market conditions; Exterran Partners’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Partners’ services and growth opportunities for those services.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Exterran Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; the failure of any third party to perform its contractual obligations; and the performance of Exterran Holdings.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2013 and those set forth from time to time in Exterran Partners’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE

Exterran Partners, L.P.